Exhibit 99.3

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
May 14, 2013 at [1:30 pm PT]		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend

SEATTLE, Wash. – (May 14, 2013) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 30 cents per share payable on June 17, 2013 to shareholders of record at the close of business on May 31, 2013.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 245 stores in 31 states, including 117 full-line stores, 124 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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